CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 7, 1996 included in the Annual Report on Form 10-K of Agouron Pharmaceuticals, Inc. for the year ended June 30, 1996.


/s/ Price Waterhouse

PRICE WATERHOUSE LLP

San Diego, California
May 21, 1997